certification [Exhibit 99.906 CERT]

William Ferri, Principal Executive Officer, and Brian Curley, Principal Financial Officer of Cantor Fitzgerald Infrastructure Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Cantor Fitzgerald Infrastructure Fund	Cantor Fitzgerald Infrastructure Fund

/s/ William Ferri	/s/ Brian Curley
William Ferri	Brian Curley

Date:	12/6/2024	Date:	12/6/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.